EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated April 1, 2011, relating to the consolidated financial statements of Vera Bradley, Inc. and its subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings “Summary Consolidated Financial and Other Data” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana

April 1, 2011